Exhibit 99.1



                        COLONIAL COMMERCIAL CORP. REPORTS
                        ---------------------------------

                         FIRST QUARTER FINANCIAL RESULTS
                         -------------------------------

     HAWTHORNE, New Jersey (May 15, 2006) - Colonial Commercial Corp. ("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP") today announced its results for the first quarter of the year 2006.

     Sales increased by 11.5%, or $1,536,896, to $14,884,214 for the three months ended March 31, 2006 from $13,347,318 for the same period in 2005. The Company incurred a loss of $423,089 in the 2006 quarter, compared to a loss of $198,933 for the same period in 2005. Gross profit increased by 7.8%, or $333,697, to $4,586,767 from $4,253,070 for the same period in 2005.

     William Pagano, the Company's Chief Executive Officer, said, "The increase in sales is primarily a result of increased market penetration at two of our subsidiaries. Additionally, sales benefited from an increase in general industry pricing, and a continuing strong demand for residential and light commercial heating, air conditioning and plumbing fixtures, supplies and accessories. We are pleased that many of our newer locations are continuing to increase revenues.

     "The first quarter historically has been our weakest quarter due to seasonality factors. In late 2005 and the first quarter of 2006, we took significant steps to increase the quality of our customer service and improve operating efficiencies. These steps included the implementation of a wireless bar-coding system at our major locations and improvement of our communications system. We increased personnel and product breadth for the expansion of our commercial department. Additionally, in the first quarter of 2006, we increased our customer training and marketing programs to build our customer base. These investments should continue to improve our sales growth, increase our market penetration and improve our future profitability."

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and The RAL Supply Group, Inc. ("RAL") subsidiaries. These contractors purchase and install equipment and systems for residential, commercial and industrial users. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
                                                           --------------------


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     Safe Harbor Statement: The foregoing press release contains statements
     ---------------------
concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.


                    FOR FURTHER INFORMATION, PLEASE CONTACT:

                   WILLIAM PAGANO, CHIEF EXECUTIVE OFFICER, OR

            WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224


                         (Financials Highlights Follow)


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                                      COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                         Condensed Consolidated Balance Sheets


                                                                                           March 31,     December 31,
                                                                                             2006            2005
                                                                                        --------------  --------------
                                                                                         (Unaudited)
                                               Assets
Current assets:
  Cash                                                                                  $     563,156   $     613,456
  Accounts receivable, net of allowance for doubtful accounts of $169,268 in 2006 and
    $185,971 in 2005                                                                        7,707,152       8,489,717
  Inventory                                                                                14,314,466      12,214,261
  Prepaid expenses and other current assets                                                   980,841       1,066,658
  Deferred tax asset - current portion                                                        637,500         637,500
                                                                                        --------------  --------------
                   Total current assets                                                    24,203,115      23,021,592
Property and equipment                                                                      1,653,514       1,669,484
Goodwill                                                                                    1,628,133       1,628,133
Other intangibles                                                                               7,917          11,334
Other assets - noncurrent                                                                     122,713         135,832
Deferred tax asset - noncurrent                                                             1,071,000       1,071,000
                                                                                        --------------  --------------
                                                                                        $  28,686,392   $  27,537,375
                                                                                        ==============  ==============
                                Liabilities and Stockholders' Equity
Current liabilities:
  Trade payables                                                                        $   6,802,202   $   5,991,946
  Accrued liabilities                                                                       1,911,084       2,047,159
  Income taxes payable                                                                         19,029          12,772
  Borrowings under credit facility - revolving credit                                      12,336,234      11,183,008
  Borrowings under credit facility - term loan                                                312,977         562,977
  Notes payable - current portion; includes related party notes of $30,000 in 2006 and
    $60,389 in 2005                                                                           134,677         165,112
                                                                                        --------------  --------------
                   Total current liabilities                                               21,516,203      19,962,974
  Notes payable, excluding current portion; includes related party notes of $1,010,000
    in 2006 and $1,000,625 in 2005                                                          1,407,671       1,400,834
                                                                                        --------------  --------------
                   Total liabilities                                                       22,923,874      21,363,808
                                                                                        --------------  --------------

Commitments and contingencies
Stockholders' equity:
  Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized,
    475,566 in 2006 and 484,721 in 2005 shares issued and outstanding, liquidation
    preference of $2,377,830 in 2006 and $2,423,605 in 2005                                    23,778          24,236
  Common stock, $.05 par value, 20,000,000 shares authorized, 4,553,614 in 2006 and
    4,544,459 in 2005 shares issued
    and outstanding                                                                           227,681         227,223
  Additional paid-in capital                                                               10,638,899      10,626,859
  Accumulated deficit                                                                      (5,127,840)     (4,704,751)
                                                                                        --------------  --------------
                   Total stockholders' equity                                               5,762,518       6,173,567
                                                                                        --------------  --------------
                                                                                        $  28,686,392   $  27,537,375
                                                                                        ==============  ==============
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                       COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                     Condensed Consolidated Statements of Operations
                                       (Unaudited)


                                                           For The Three Months Ended
                                                                    March 31,
                                                        --------------------------------
                                                             2006             2005
                                                        ---------------  ---------------
Sales                                                   $   14,884,214   $   13,347,318
Cost of sales                                               10,297,447        9,094,248
                                                        ---------------  ---------------
    Gross profit                                             4,586,767        4,253,070

Selling, general and administrative expenses, net            4,756,862        4,250,624
                                                        ---------------  ---------------
    Operating (loss) income                                   (170,095)           2,446

Other income                                                    65,789           61,877
Interest expense, net; includes related party interest
of $25,629 in 2006 and $21,820 in 2005                        (299,662)        (243,560)
                                                        ---------------  ---------------
    Loss before income taxes                                  (403,968)        (179,237)

Income tax expense                                              19,121           19,696
                                                        ---------------  ---------------
  Net loss                                              $     (423,089)  $     (198,933)
                                                        ===============  ===============

Loss per common share:
  Basic                                                 $        (0.09)  $        (0.05)
                                                        ===============  ===============
  Diluted                                               $        (0.09)  $        (0.05)
                                                        ===============  ===============

Weighted average shares outstanding:
  Basic                                                      4,549,411        4,165,183
                                                        ===============  ===============
  Diluted                                                    4,549,411        4,165,183
                                                        ===============  ===============
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